UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 518-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	CMPO	Nasdaq Global Market

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On August 7, 2024, CompoSecure, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended June 30, 2024, and provided an investor presentation to accompany the press release. The press release and investor presentation provide business updates, including with respect to an amendment to the credit facility with JPMorgan Chase Bank, National Association, and a transaction pursuant to which Resolute Holdings will acquire a majority interest in CompoSecure with a $372 million personal investment from The David Cote Family.

Copies of the press release and the investor presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively.*

Item 7.01	Regulation FD Disclosure

On August 7, 2024, the Company and Resolute Holdings I, LP and its affiliated vehicles (“Resolute”), an investment firm led by David Cote and Tom Knott, announced that certain Class B stockholders of the Company entered into stock purchase agreements with Resolute, pursuant to which Resolute will acquire a majority interest in the Company and eliminate its dual-class structure (the “Transaction”). The Transaction is subject to customary closing conditions and regulatory approval, including Hart-Scott-Rodino clearance.

In connection with the Transaction, on August 7, 2024, the Company and a subsidiary entered into a Letter Agreement with an investment entity affiliated with Resolute (the “Letter Agreement”) to establish the terms of the transition of governance of the Company. In addition to the Letter Agreement, in connection with the Transaction, the Company entered into Amendment No. 1 to the Tax Receivable Agreement, dated as of August 7, 2024, (the “TRA”) which amends the Tax Receivable Agreement, dated as of December 27, 2021, by and among the Company and each of the other parties thereto, to, among other things, prevent acceleration of TRA payments that would otherwise be payable as a result of the Transaction. The amendment of the TRA is contingent upon, and shall only be effective, upon the closing of the Transaction.

If the Transaction is completed, it is anticipated it will result in a “Fundamental Change” with respect to the Company’s exchangeable notes issued pursuant to the Indenture, dated as of December 27, 2021.

In addition, on August 7, 2024, subsidiaries of the Company entered into the Fourth Amended and Restated Credit Agreement with JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto, which, amongst other matters, extended the maturity date to August 2029, lowered the interest rate on the credit facility, amended certain change of control covenants, and provides for a $200 million term facility and a $130 million revolving credit facility.

On August 7, 2024, the Company issued a press release announcing the Transaction. A copy of the press release, which is attached hereto as Exhibit 99.3 and incorporated by reference herein, is hereby furnished pursuant to this Item 7.01.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is an investor presentation that will be used by the Company on a conference call today with investors and other persons.

The information included under Item 2.02 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.*

The terms of the Transaction, the amendment of the TRA and the amended credit facility will be described in a subsequent filing on Form 8-K.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated August 7, 2024
99.2	Investor Presentation, dated August 7, 2024
99.3	Joint Press Release of the Company and Resolute, dated August 7, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* The information in Items 2.02 and 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSECURE, INC.

Date: August 7, 2024	By:	/s/Timothy Fitzsimmons
Timothy Fitzsimmons
Chief Financial Officer